Exhibit 10.2

CABG MEDICAL, INC.

INVESTMENT AGREEMENT

     This Investment Agreement (the “Agreement”) is made as of March 22, 2005 by and between CABG Medical, Inc., a Minnesota corporation (the “Company”) with its principal office at 14505 21st Avenue North, Minneapolis, Minnesota 55447, and Angiotech Pharmaceuticals, Inc., a corporation organized and existing under the laws of the Province of British Columbia (“Angiotech”) with its principal office at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6.

RECITALS

     WHEREAS, the Company desires to issue and sell to Angiotech, and Angiotech desires to purchase on the terms and subject to the conditions set forth in this Agreement, certain shares of Company common stock; and

AGREEMENT

     NOW, THEREFORE, in consideration of the respective representations, warranties, covenants and agreements set forth herein, and for other valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

Section 1

Purchase and Sale of Common Stock

     1.1 First Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, at the First Closing (as defined in Section 2.1), the Company shall issue and sell, and Angiotech shall purchase, for an aggregate purchase price equal to five million dollars (U.S. $5,000,000) (the “First Purchase Price”), 1,104,972 shares of the Company’s common stock, no par value (the “Common Stock”) at a per share purchase price equal to $4.5425 (determined by multiplying the closing sale price of a share of Common Stock as reported on the Nasdaq Stock Market as of the end of the regular trading session on the date hereof by 1.15%).

     1.2 Second Purchase and Sale of Common Stock. Subject to the terms and conditions of this Agreement, including but not limited to Section 4.5, at the Second Closing (as defined in Section 2.2), the Company shall issue and sell, and Angiotech shall purchase, for an aggregate purchase price equal to the greater of (i) five million dollars (U.S. $5,000,000) and (ii) such lesser amount as is necessary to comply with Section 4.5 hereof (the “Second Purchase Price”), that number of shares of the Company’s Common Stock determined by dividing the Second Purchase Price by the sum of (i) the closing sale price of a share of Common Stock as reported on the Nasdaq Stock Market as of the end of the regular trading session on the date upon which the Company achieves the Net Sales Milestone, multiplied by (ii) 1.15%.

     1.3 Notice of Net Sales Milestone. The Company covenants and agrees that it will provide written notice to Angiotech of the achievement of the Net Sales Milestone within ten (10) business days of the achievement of such milestone.

     1.4 Securities. The shares of Common Stock to be issued at each respective Closing are herein collectively referred to as the “Securities.”

Section 2

Closing Date; Delivery

     2.1 First Closing Date. The completion of the first purchase and sale of Securities will be held on the date hereof (the “First Closing”). The date of the First Closing is hereinafter referred to as the “First Closing Date.”

     2.2 Second Closing Date. The completion of the second purchase and sale of Securities will be held twenty (20) business days following the date upon which the Company shall have achieved cumulative Net Sales (as defined in that certain License Agreement dated March 22, 2005, between the Company and Angiotech (the “License Agreement”)) on Eligible Products (as defined in the License Agreement) equal to $13 million (the “Net Sales Milestone”) (the “Second Closing”). The date of the Second Closing is hereinafter referred to as the “Second Closing Date.”

     2.3 Delivery. At each or immediately following each Closing, the Company will deliver to Angiotech the certificates evidencing the Securities. Such delivery shall be against payment of the First or Second Purchase Price, as the case may be, for the Securities by wire transfer of immediately available funds to the Company’s bank account (in accordance with instructions furnished by the Company).

Section 3

Representations and Warranties of the Company

     The Company represents and warrants to Angiotech as follows:

     3.1 Organization and Standing. The Company is a corporation duly organized and validly existing under the laws of the state Minnesota, and is, to the extent applicable, in good standing under the laws of said state, and has the requisite corporate power and authority to own its properties and to carry on its business as now being conducted. Other than as disclosed in the SEC Documents (as defined herein), the Company has no subsidiaries or direct or indirect ownership in any firm, corporation or business that either individually or in the aggregate is material to the business of the Company. The Company is qualified to do business and is in good standing as a foreign corporation in every jurisdiction in which its ownership of property or conduct of business requires it to be so qualified and in which the failure to so qualify would not have a material adverse effect on the assets, properties, financial condition or business of the Company.

     3.2 Corporate Power; Authorization. The Company has all requisite legal and corporate power and authority and has taken all requisite corporate action to duly authorize, execute and deliver this Agreement, to sell and issue the Securities, and to carry out and perform all of its obligations under and contemplated by this Agreement. This Agreement has been duly executed and delivered by an authorized officer of the Company and constitutes the legal, valid and binding obligation of the Company, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization or similar laws relating to or affecting the enforcement of creditors’ rights generally, and (b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     3.3 Issuance and Delivery. The Securities have been duly authorized and, when issued and delivered in compliance with this Agreement, will be duly and validly issued and delivered and will be outstanding, fully paid, nonassessable and free and clear of all pledges, liens, encumbrances and restrictions other than any liens or encumbrances created by or imposed on the holders thereof through no action of the Company; provided, however, that the Securities will be subject to restrictions on transfer and state and federal securities laws and as provided herein. No further approval or authority of the shareholders or the Board of Directors of the Company will be required for the issuance and sale of the Securities to be sold by the Company as contemplated herein.

     3.4 SEC Documents; Financial Statements; Subsequent Events. The Company has filed in a timely manner all documents that the Company was required to file with the Securities and Exchange Commission (“SEC”) during the twelve (12) months preceding the date of this Agreement. As of their respective filing dates, all documents filed by the Company with the SEC (the “SEC Documents”) complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) or the Securities Act of 1933, as amended (the “Securities Act”), as applicable and all rules and regulations thereunder. None of the SEC Documents contained, as of their respective dates, any untrue statement of material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading, and such SEC Documents, when read as a whole, do not contain any untrue statements of a material fact and do not omit to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the SEC Documents (the “Financial Statements”) comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto. The Financial Statements have been prepared in accordance with United States generally accepted accounting principles consistently applied, and fairly present the financial position of the Company at the dates thereof and the results of the Company’s operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal adjustments).

     3.5 No Consents. No consent, approval, order or authorization of, or registration, qualification, designation, declaration or filing with, any federal, state, or local governmental authority or any other third party on the part of the Company is required in connection with the execution and delivery of this Agreement that has not been accomplished and the consummation of the transactions contemplated by this Agreement, except for any filings under applicable federal and/or state laws, which filings and qualifications, if required, will be accomplished in a timely manner consistent with such applicable law.

     3.6 Exempt Transactions. Subject to the accuracy of Angiotech’s representations and warranties in Section 4 of this Agreement, the offer, sale and issuance of the Securities in conformity with the terms of this Agreement constitute transactions exempt from the registration requirements of Section 5 of the Securities Act and from the registration or qualification requirements of the laws of any applicable state jurisdiction.

     3.7 Intellectual Property. The Company owns or possesses adequate rights to use all patents, patent rights, inventions, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secrets and know-how that are used or necessary for the conduct of the Company’s business as described in the SEC Documents; except as described in the SEC Documents, the Company has not received any notice of, or has any knowledge of, any infringement of or conflict with asserted rights of others with respect to any patent, patent right, invention, trademarks, trade names, copyrights, licenses, governmental authorizations, trade secret or know-how that, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would have a material adverse effect on the assets, properties, financial condition or business of the Company.

     3.8 Authorized Capital Stock. The authorized and outstanding capital stock of the Company conforms, as of the dates for which such information is given, in all material respects to the statements relating thereto contained in the SEC Documents. The issued and outstanding shares of capital stock of the Company have been duly authorized, validly issued and are fully paid and nonassessable; except as set forth or referred to in the SEC Documents, no warrants, options or other rights to purchase, agreements or other obligation to issue, or agreements or other rights to convert any obligation into, any shares of capital stock of the Company have been granted or entered into by the Company. No holder of any security of the Company is entitled to any preemptive or similar rights to purchase any securities of the Company.

     3.9 Litigation. There are no actions, suits, proceedings or investigations pending or, to the best of the Company’s knowledge, threatened against the Company or any of its properties before or by any court or arbitrator or any governmental body, agency or official in which there is a reasonable likelihood (in the judgment of the Company) of an adverse decision that (a) would have a material adverse effect on the Company’s properties or assets or the business of the Company as presently conducted or proposed to be conducted, or (b) would impair the ability of the Company to perform in any material respect its obligations under this Agreement. The Company is not in default with respect to any judgment, order or decree of any court or governmental agency or instrumentality that, individually or in the aggregate, would have a material adverse effect on the assets, properties, financial condition or business of the Company.

     3.10 Compliance With Other Instruments. The business and operations of the Company have been and are being conducted in accordance with all applicable laws, rules and regulations of all governmental authorities, except for such violations of applicable laws, rules and regulations that would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company. Neither the execution and delivery of, nor the performance or compliance with, this Agreement and the transactions contemplated hereby, will, with or without the giving of notice or the passage of time, (i) result in any breach of, or constitute a default under, or result in the imposition of any lien or encumbrance upon any asset or property of the Company pursuant to any agreement or other instrument to which the Company is a party or by which the Company or any of its properties, assets or rights is bound or effected, except for such breach or default or the imposition of any such lien or encumbrance that, either individually or in the aggregate, would not have a material adverse effect on the assets, properties, financial condition or business of the Company, or (ii) violate the Articles of Incorporation or Bylaws of the Company or any other organizational documents of the Company or any law, rule, regulation, judgment, order or decree. The Company is not in violation of its Articles of Incorporation or Bylaws nor in violation of or in default under, any lien, indenture, mortgage, lease, agreement, instrument, commitment or arrangements, except for such defaults that would not, individually or in the aggregate, have a material adverse effect on the assets, properties, financial condition or business of the Company, or subject to any restriction that would prohibit the Company from entering into or performing its obligations under the Agreement.

     3.11 Brokers or Finders. No natural or legal person has or will have, as a result of any act or omission of the Company, any right, interest or valid claim against Angiotech for any commission, fee or other compensation as a finder or broker in connection with the transactions contemplated by this Agreement.

     3.12 Contracts. The contracts so described in the SEC Documents or incorporated by reference therein are in full force and effect on the date hereof, except for contracts the termination or expiration of which would, individually or in the aggregate, not have a material adverse effect on the business, properties or assets of the Company, and the Company is not, nor to the Company’s knowledge, is any other party in breach of or default under any of such contracts. The SEC Documents describe or incorporate by reference all material contracts to which the Company is a party.

     3.13 Properties. The Company has good and marketable title to all the properties and assets reflected as owned in the financial statements included in the SEC Documents, subject to no lien, mortgage, pledge, charge or encumbrance of any kind except (i) those, if any, reflected in such financial statements or SEC Documents, or (ii) those that are not material in amount and do not adversely affect the use made and promised to be made of such property by the Company. The Company holds its leased properties under valid and binding leases, with such exceptions as are not materially significant in relation to the business of the Company. Except as disclosed in the SEC Documents, the Company owns or leases all such properties as are necessary to their operations as now conducted or as proposed to be conducted.

     3.14 Compliance. The Company has not been advised and has no reason to believe that it is not conducting business in compliance with all applicable laws, rules and regulations of the jurisdictions in which it is conducting business; except where failure to be so in compliance would not materially adversely affect the condition (financial or otherwise), business, results of operations or prospects of the Company.

     3.15 Taxes. The Company has filed all necessary federal, state and foreign income tax returns and have paid or accrued all taxes shown as due thereon, and the Company has no knowledge of any tax deficiency that has been or might be asserted or threatened against the Company that could materially and adversely affect the business, operations or properties of the Company.

     3.16 Insurance. The Company maintains insurance of the types and in the amounts generally deemed adequate for its business, including, but not limited to, insurance covering all real and personal property owned or leased by the Company against theft, damage, destruction, acts of vandalism and all other risks customarily insured against, all of which insurance is in full force and effect.

     3.17 Contributions. The Company has not, directly or indirectly, at any time during the last five years (i) made any unlawful contribution to any candidate for public office, or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any jurisdiction thereof.

     3.20 Use of Proceeds. The Company will use the proceeds received from Angiotech under this Agreement for working capital purposes only.

Section 4

Representations, Warranties and Covenants of Angiotech

     Angiotech hereby represent and warrant to the Company as follows:

     4.1 Authorization. (i) Angiotech has all requisite legal and corporate or other power and capacity and has taken all requisite corporate or other action to execute and deliver this Agreement, to purchase the Securities and to carry out and perform all of its obligations under this Agreement, and (ii) this Agreement constitutes the legal, valid and binding obligation of Angiotech, enforceable in accordance with its terms, except (a) as limited by applicable bankruptcy, insolvency, reorganization, or similar laws relating to or affecting the enforcement of creditors’ rights generally and (b) as limited by equitable principles generally (regardless of whether such enforceability is considered a proceeding in equity or at law).

     4.2 Investment Experience. Angiotech is an “accredited investor” as defined in Rule 501(a) under the Securities Act. Angiotech is aware of the Company’s business affairs and financial condition and has had access to and has acquired sufficient information about the Company to reach an informed and knowledgeable decision to acquire the Securities. Angiotech has such business and financial experience as is required to give it the capacity to protect its own interests in connection with the purchase of the Securities.

     4.3 Investment Intent. Angiotech is acquiring the Securities for its own account as principal, and not as a nominee or agent, for investment purposes only, and not with a present view to, or for, resale, distribution or fractionalization thereof, in whole or in part, within the meaning of the Securities Act. Angiotech understands that the offer and sale of the Securities have not been registered under the Securities Act or registered or qualified under any state securities law in reliance on specific exemptions therefrom which exemptions may depend upon, among other things, the bona fide nature of its investment intent as expressed herein. Angiotech will not, directly or indirectly, offer, sell, pledge, transfer or otherwise dispose of (or solicit any offers to buy, purchase or otherwise acquire or take a pledge of) any of the Securities except in compliance with the Securities Act, and the rules and regulations promulgated thereunder.

     4.4 Registration or Exemption Requirements. Angiotech further acknowledges and understands that the Securities may not be resold or otherwise transferred except in a transaction registered under the Securities Act or unless an exemption from such registration is available. Angiotech understands that the certificate(s) evidencing the Securities will be imprinted with a legend that prohibits the transfer of such securities unless (i) they are registered or such registration is not required, and (ii) if the transfer is pursuant to an exemption from registration other than Rule 144 under the Securities Act and, if the Company shall so request in writing, an opinion of counsel reasonably satisfactory to the Company is obtained to the effect that the transaction is so exempt.

     4.5 Shareholding Restriction. Angiotech represents that it will at no time own more than 19.9 percent (19.9%) of the issued and outstanding stock of the Company as a result of the consummation of the transactions contemplated by this Agreement, the License Agreement, or the exercise of that certain warrant issued in favor of Angiodevice International GmbH dated of even date herewith (the “Warrant”), with such ownership percentage calculated as of the time of each potential issuance. Angiotech acknowledges that it may not be able to exercise certain rights under this Agreement or the Warrant if during the term of the Agreement or the Warrant such exercise would bring its ownership percentage of the Company’s capital stock to twenty percent (20%) or greater of the then outstanding shares of the Company’s capital stock.

Section 5

Conditions to Angiotech Obligation to Close

     The obligation of Angiotech to purchase the Securities at each Closing is subject to the fulfillment or waiver of the following conditions, any of which may be waived in whole or in part by Angiotech.

     5.1 Representations and Warranties. The representations and warranties made by the Company in Section 3 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of said date.

     5.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by the Company on or prior to each respective Closing Date shall have been performed or complied with in all material respects.

     5.3 License Agreement. The Company shall have executed the License Agreement on or prior to the First Closing Date.

Section 6

Conditions to Closing of Company

     The Company’s obligation to sell and issue the Securities at each Closing to Angiotech is subject to the fulfillment or waiver of the following conditions, any of which may be waived in whole or in part by the Company:

     6.1 Representations and Warranties. The representations and warranties made by such Investor in Section 4 hereof shall be true and correct in all material respects when made, and shall be true and correct in all material respects on the Second Closing Date with the same force and effect as if they had been made on and as of such date.

     6.2 Covenants. All covenants, agreements and conditions contained in this Agreement to be performed by Angiotech on or prior to each respective Closing Date shall have been performed or complied with in all material respects.

     6.3 License Agreement. Angiotech shall have executed the License Agreement on or prior to the First Closing Date.

Section 7

Registration Rights

     7.1 Registration Under the Securities Act of 1933. None of the Common Stock issued to Angiotech pursuant to Sections 1.1 or 1.2 hereof or following the exercise of the Warrant (the “Shares”) have been registered for purposes of public distribution under the Securities Act.

     7.2 Registrable Securities. As used herein the term “Registrable Security” means each of the Shares, and any shares of Common Stock issued upon any stock split or stock dividend in respect of such Shares; provided, however, that with respect to any particular Registrable Security, such security shall cease to be a Registrable Security when, as of the date of determination, (i) it has been effectively registered under the Securities Act and disposed of pursuant thereto, (ii) registration under the Securities Act is no longer required for subsequent public distribution of such security under Rule 144(k) promulgated under the Securities Act or otherwise, or (iii) it is no longer held by Angiotech. The term “Registrable Securities” means any and/or all of the securities falling within the foregoing definition of a “Registrable Security.” In the event of any merger, reorganization, consolidation, recapitalization or other change in corporate structure affecting the Common Stock, such adjustment shall be made in the definition of “Registrable Security” as is appropriate in order to prevent any dilution or enlargement of the rights granted pursuant to this Section 7.

     7.3 Piggyback Registration. If, following the second anniversary of the date hereof and terminating on the seventh anniversary of the date hereof, the Company proposes to prepare and file any new registration statement or post-effective amendments thereto covering equity or debt securities of the Company, or any such securities of the Company held by its shareholders (in any such case, other than in connection with a merger, acquisition or pursuant to Form S-8 or successor form) (for purposes of this Section 7, collectively, the “Registration Statement”), it will give written notice of its intention to do so by certified mail, return receipt requested (“Notice”), at least thirty (30) business days prior to the filing of each such Registration Statement, to Angiotech. Upon the written request of Angiotech, made within twenty (20) business days after receipt by Angiotech of the Notice, that the Company include any of Angiotech’s Registrable Securities in the proposed Registration Statement, the Company shall use its best efforts to effect the registration under the Securities Act of the Registrable Securities which it has been so requested to register (“Piggyback Registration”), at the Company’s sole cost and expense and at no cost or expense to (except as provided in Section 7.4(a) hereof).

     Notwithstanding the provisions of this Section 7.3, the Company shall have the right at any time after it shall have given written notice pursuant to this Section 7.3 (irrespective of whether any written request for inclusion of Registrable Securities shall have already been made) to elect not to file any such proposed Registration Statement, or to withdraw the same after the filing but prior to the effective date thereof.

     7.4 Covenants of the Company With Respect to Registration. The Company covenants and agrees as follows:

     (a) The Company shall pay all costs, fees and expenses (other than underwriting fees, discounts and nonaccountable expense allowance applicable to the Registrable Securities and fees and expenses of counsel retained by Angiotech) in connection with all Registration Statements including, without limitation, the Company’s legal and accounting fees, printing expenses, and blue sky fees and expenses.

     (b) The Company will use its reasonable best efforts to take all necessary action which may be required in qualifying or registering the Registrable Securities included in the Registration Statement for offering and sale under the securities or blue sky laws of such states as are reasonably requested by Angiotech.

     (c) To the fullest extent permitted by law, the Company will indemnify and hold Angiotech harmless against any losses, claims, damages, or liabilities to which it may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a “Violation”) by the Company: (i) any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Securities Act, the Exchange Act, any state securities law or any rule or regulation promulgated under the Securities Act, the Exchange Act or any state securities law in connection with the offering covered by the Registration Statement; and the Company will reimburse Angiotech for any legal or other expenses reasonably incurred by it in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld, conditioned or delayed), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation which occurs in reliance upon and in conformity with written information furnished to it expressly for use in connection with such registration by Angiotech.

     (d) to the extent permitted by law, Angiotech will indemnify and hold harmless the Company, each of its directors, each of its officers, each person, if any, who controls the Company within the meaning of the Securities Act, any underwriter and any other investor selling securities under the Registration Statement or any of such other investor’s, trustees, partners, directors or officers or any person who controls such investor, against any losses, claims, damages or liabilities (joint or several) to which the Company or any such director, officer, controlling person, underwriter or other such investor, or trustee, partner, director, officer or controlling person of such other investor may become subject under the Securities Act, the Exchange Act or other federal or state law, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by Angiotech; and Angiotech will reimburse any legal or other expenses reasonably incurred by the Company or any such director, officer, controlling person, underwriter or other investor, or trustee, partner, officer, director or controlling person of such other investor in connection with investigating or defending any such loss, claim, damage, liability or action if it is judicially determined that there was such a Violation; provided, however, that the indemnity agreement contained in this Section shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of Angiotech, which consent shall not be unreasonably withheld, conditioned or delayed.

     (e) promptly after receipt by an indemnified party under this Section of notice of the commencement of any action (including any governmental action), such indemnified party shall, if a claim in respect thereof is to be made against any indemnifying party under this Section, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; provided, however, that an indemnified party shall have the right to retain its own counsel, with the fees and expenses to be paid by the indemnifying party; and provided further, that if there is more than one indemnified party, the indemnifying party shall pay for the fees and expenses of one counsel for any and all indemnified parties to be mutually agreed upon by such indemnified parties, unless representation of an indemnified party by the counsel retained by the other indemnified parties would be inappropriate due to actual or potential differing interests between such indemnified parties. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section, but the omission so to deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section.

     (f) if the indemnification provided for in this Section is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any losses, claims, damages or liabilities referred to herein, the indemnifying party, in lieu of indemnifying such indemnified party thereunder, shall to the extent permitted by applicable law, contribute to the amount paid or payable by such indemnified party as a result of such loss, claim, damage or liability in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the Violation(s) that resulted in such loss, claim, damage or liability, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No person or entity guilty of fraudulent misrepresentation (within the meaning of Section 11 of the Securities Act) shall be entitled to contribution from any person or entity who shall not have been guilty of such fraudulent misrepresentation.

Section 8

Restrictions on Transferability of Securities;
Compliance with Securities Act; Voting Agreement

     8.1 Restrictions on Transfer. Except as expressly permitted by this Agreement, Angiotech agrees and covenants that it shall not sell, transfer, encumber or dispose of the Securities, whether by sale, assignment, exchange, gift, bequest, pledge, encumbrance or transfer either by operation of law or any other means.

     8.2. First Refusal to Company. If Angiotech decides to effect a transfer of the Securities, it shall first deliver written notice to the Company of such intent to transfer (“Notice of Transfer”), which Notice of Transfer shall specify (i) the number of shares of Common Stock proposed to be transferred (collectively the “Offered Stock”), (ii) the date of the proposed transfer, which shall not be less than 60 days after the actual receipt of such Notice of Transfer by the Company, (iii) the identity, including the complete name, address and telephone number of the proposed transferee of the Offered Stock (the “Proposed Transferee”), and (iv) the proposed consideration to be received and terms of payment upon such transfer (such consideration and the terms of payment being hereinafter referred to collectively as the “Offer Price”). The Notice of Transfer shall be accompanied by a copy of any bona fide written offer made to or received from the Proposed Transferee. Such Notice of Transfer shall constitute an offer to sell and transfer the Offered Stock, in whole or in part, to the Company at the Offer Price, and the date of such offer (the “Offer Date”) shall be the date of actual receipt by the Company of the Notice of Transfer. The Company shall promptly furnish a copy of the Notice of Transfer to all of the members of its Board of Directors and schedule a special or regular meeting of the Board of Directors to evaluate the Company’s capacity to purchase the Offered Stock at the Offer Price. For a period of 30 days after the Offer Date, the Company shall have the right and option (but not the obligation) to elect to purchase all or any portion of the Offered Stock. If the Company exercises its right and option to purchase in whole or in part the Offered Stock, the Company shall signify such exercise and the number of shares of Offered Stock to be purchased by giving written notice to Angiotech (“Notice of Exercise”) within 30 days after the Offer Date. The Notice of Exercise shall specify that the Company is exercising its right and option to purchase all or any portion of the Offered Stock pursuant to this section 6. Upon such exercise by the Company, Angiotech shall sell and transfer to the Company those shares of Offered Stock with respect to which the option is exercised. Such transfer shall be on terms and conditions identical to those set forth in the Notice of Transfer. Any Notice of Exercise which is mailed in the manner provided herein shall be conclusively presumed to have been duly given when mailed, whether or not Angiotech shall have actually received the Notice of Exercise.

     8.3 Failure to Exercise Refusal Right. If the Company does not exercise its rights and options to purchase some or all of the Offered Stock at the Offer Price within the time permitted under Section 6 above, then, within the 60-day period thereafter, Angiotech may transfer to the Proposed Transferee those shares of Offered Stock with respect to which such rights and options were not exercised; provided, however, that such transfer must be made in strict compliance with the terms and conditions of such transfer as set forth in the Notice of Transfer, including, without limitation, the Offer Price. Such transfer shall be made (a) pursuant to an effective registration under the Securities Act or an exemption from the registration requirements thereof, and (b) in accordance with applicable state law. If such transfer to the Proposed Transferee is not consummated within the 60-day period described in this Section 8.3, the transfer shall not be made and the restrictions of this Agreement shall again apply.

     8.4 Drag-Along Right. If the Board of Directors of the Company approves the sale of substantially all of the capital stock or assets of the Company (each a “Merger Transaction”), then the Company shall have the right (the “Drag-Along Right”), to require Angiotech to sell all, but not less than all, of its Securities in favor of such Merger Transaction. The Company may exercise the Drag-Along Right by written notice to Angiotech not later than 30 days prior to the closing of the sale of the Merger Transaction. Such notice shall contain the terms and conditions of such Merger Transaction. Angiotech has executed and delivered a proxy, in the form attached as Exhibit A, in favor of the Company, allowing the Company to vote Angiotech’s Securities in favor of such Merger Transaction.

     8.5 Restrictive Legend. Each certificate representing the Securities shall bear substantially the following legend (in addition to any legends required under applicable securities laws):

(a)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS UPON TRANSFER AND RIGHTS OF FIRST REFUSAL AND MANDATORY SALE UPON THE HAPPENING OF CERTAIN EVENTS AS SET FORTH IN AN AGREEMENT AMONG THE REGISTERED HOLDER AND THE

CORPORATION, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THE CORPORATION.

(b)	THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAS BEEN ACQUIRED FOR INVESTMENT AND HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW. SUCH SECURITIES MAY NOT BE PLEDGED, SOLD, TRANSFERRED OR HYPOTHECATED IN THE ABSENCE OF SUCH REGISTRATION OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY ACCEPTABLE TO IT, STATING THAT SUCH PLEDGE, SALE, TRANSFER OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION REQUIREMENTS OF SAID ACT AND ANY APPLICABLE STATE SECURITIES LAW.

     8.6 Transfer of Securities. Angiotech hereby covenants with the Company not to make any sale of the Securities except either (i) in accordance with Rule 144, in which case Angiotech covenants to comply with Rule 144, or (ii) in accordance with another exemption from the registration requirements of the Securities Act. The legend set forth in Section 8.5 will be removed from a certificate representing the Securities following and in connection with any sale thereof pursuant to subsection (ii) hereof, but not in connection with any sale of Securities pursuant to subsection (iii) hereof, and also will be removed at such time that the Securities may be sold under Rule 144 without restriction as to volume and manner of sale.

Section 9

Miscellaneous

     9.1 Construction. The Company and Angiotech have participated jointly in the negotiation and drafting of this Agreement. No presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

     9.2 Notices. Any notice, request, demand, waiver, consent, approval or other communication that is required or permitted to be given to any party hereunder shall be in writing and shall be deemed given only if delivered to the party personally or sent to the party by telecopy, telegram or by registered or certified mail (return receipt requested) with postage and registration or certification fees thereon prepaid, addressed to the party at its address set forth below:

     If to the Company:

CABG Medical, Inc.
14505 — 21st Avenue North
Suite 212
Minneapolis, MN 55447-5602
Attn: President

If to Angiotech:

Angiotech Pharmaceuticals, Inc.
1618 Station Street
Vancouver, BC, Canada V6A 1B6
Attention: CBO

     9.3 Successors and Assigns. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     9.4 Survival of Representations, Warranties and Agreements. The representations and warranties of the Company in Section 3 hereof and the representations and warranties of Angiotech in Section 4 hereof shall survive the purchase of the Securities for a period of twenty-four (24) months following the Closing. All covenants and agreements set forth herein shall survive the Closing without limitation, except as otherwise specifically provided herein.

     9.5 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Minnesota, without giving effect to the conflicts of laws principles thereof.

     9.6 Severability. The parties agree that (a) the provisions of this Agreement shall be severable in the event that any provision hereof is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, (b) such invalid, void or otherwise unenforceable provision shall be automatically replaced by another provision which is as similar as possible in terms to such invalid, void or otherwise unenforceable provision but which is valid and enforceable, and (c) the remaining provisions shall remain enforceable to the fullest extent permitted by law.

     9.7 No Third Party Beneficiaries. Nothing herein expressed or implied is intended or should be construed to confer upon or give to any person other than the parties hereto and their successors and assigns any rights or remedies under or by reason of this Agreement.

     9.8 Entire Agreement. This Agreement constitutes the entire understanding of the parties with respect to the subject matter hereof, and supersedes any prior agreements or understandings, written or oral, between the parties with respect to the subject matter hereof.

     9.9 Amendment and Waiver. The parties may, by mutual agreement, amend this Agreement in any respect in a writing executed by each party, and any party, as to such party, may waive any of its rights hereunder. To be effective, any such waiver must be in writing and be signed by the party providing such waiver. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity. The waiver by any party hereto of any breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach, whether or not similar.

     9.10 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but which together shall constitute one and the same instrument.

     9.11 Headings. The headings preceding the text of the sections and subsections hereof are inserted solely for convenience of reference, and shall not constitute a part of this Agreement nor shall they affect its meaning, construction or effect.

     9.12 Public Announcement. In the event any party proposes to issue any press release or public announcement concerning any provisions of this Agreement or the transactions contemplated hereby, such party shall so advise the other party hereto, and the parties shall thereafter use their best efforts to cause a mutually agreeable release or announcement to be issued. Neither party will publicly disclose or divulge any provisions of this Agreement or the transactions contemplated hereby without the other parties’ written consent, except as may be required by applicable law (including applicable SEC rules and regulations).

     9.13 Further Assurances. Each party to this Agreement shall do and perform or cause to be done and performed all such further acts and things and shall execute and deliver all such other agreements, certificates, instruments and documents as the other party hereto may reasonably request in order to carry out the intent and accomplish the purposes of this Agreement and the consummation of the transactions contemplated hereby.

     9.14 Expenses. Angiotech and the Company shall each pay their own expenses incident to this Agreement and the preparation for, and consummation of, the transactions provided for herein.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed on the day and year first written above.

CABG MEDICAL, INC.

By:	/s/ John L. Babitt

Name:	John L. Babitt
Title:	President, Chief Operating Officer and
Chief Financial Officer

ANGIOTECH PHARMACEUTICALS, INC.

By:	K. Thomas Bailey

Name:	K. Thomas Bailey
Title:	Vice President, Business Development

AMENDMENT TO INVESTMENT AGREEMENT

     THIS INVESTMENT AGREEMENT (the “Agreement”) is made as of April 7, 2005 by and between CABG Medical, Inc., a Minnesota corporation (the “Company”) with its principal office at 14505 21st Avenue North, Minneapolis, Minnesota 55447, and Angiotech Pharmaceuticals, Inc., a corporation organized and existing under the laws of the Province of British Columbia (“Angiotech”) with its principal office at 1618 Station Street, Vancouver, British Columbia, Canada V6A 1B6.

RECITALS

     WHEREAS, the Company and Angiotech are parties to that certain Investment Agreement dated as of March 22, 2005 (the “Investment Agreement”), pursuant to which (i) the Company agreed to sell to Angiotech, and Angiotech agreed to purchase, 1,100,715 shares of the Company’s common stock and (ii) Angiotech agreed to make an additional $5 million investment in the Company upon the achievement by the Company of certain milestones set forth therein (the “Second Investment”);

     WHEREAS, the parties desire to modify certain provisions regarding the Second Investment.

     NOW, THEREFORE, in consideration of the respective agreements contained herein, and for other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, the parties hereto agree as follows:

     1) Defined Terms. Each capitalized term used herein that is not otherwise defined herein shall have the meaning ascribed to such term in the Investment Agreement.

     2) Calculation of Share Total for First Investment. Pursuant to the terms of the Investment Agreement, Angiotech agreed to purchase $5,000,000 worth of the Company’s common stock at a 15% premium to the closing market price on March 22, 2005, the date of the Investment Agreement. The closing market price on March 22 was $3.95. Therefore, the correct number of shares to be issued to Angiotech was 1,100,715 ($5,000,000 divided by the sum of $3.95 multiplied by 1.15%). While the Investment Agreement contained the correct closing share price and formula, there was an error made in the final calculation of the total number of shares. As a result, in Section 1.1 of the Investment Agreement, the total number of shares was listed as 1,104,972 instead of the correct total of 1,100,715. The Investment Agreement is hereby amended to replace the number 1,104,972 with the correct number, 1,100,715.

     3) Limitation on Maximum Number of Shares to be Issued to Angiotech pursuant to the Investment Agreement. Pursuant to Section 1.2 of the Investment Agreement, Angiotech agreed to make an additional $5,000,000 investment in the Company at a 15% premium to the closing market price on the date the Company achieves the Net Sales Milestone. NASDAQ Stock Market Rule 4350(i), however, requires shareholder approval for any present or potential issuance of common stock if the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares or common stock outstanding before the issuance of the stock. On March 22, 2005, the date upon which the Company and Angiotech executed the Investment

Agreement, the Company had 16,372,975 shares of common stock outstanding, representing all of its issued and outstanding capital stock as of that date. Pursuant to Section 1.1 of the Investment Agreement, the Company issued Angiotech 1,100,715 shares on March 22, 2005. In order to ensure continued compliance with Rule 4350(i), under no circumstances will the Company issue Angiotech more than 2,173,878 shares at the Second Closing (calculated by multiplying 16,372,975, the Company’s outstanding shares as of March 22, 2005, by 19.999% (which equals 3,274,593 shares), less the 1,100,715 shares issued to Angiotech on March 22, 2005).

     4) Miscellaneous. Except as expressly amended by this Amendment, all of the terms and provisions of the Investment Agreement shall remain in full force and effect. This Amendment may be executed in any number of counterparts, each of which shall be deemed as original and all of which together shall constitute one instrument.

     IN WITNESS WHEREOF, each of the parties has caused this Amendment to Investment Agreement to be executed in a manner appropriate for each and to be dated as of the date first above written.

CABG MEDICAL, INC.

By:	/s/ John L. Babitt

Name:	John L. Babitt

Its:	President, Chief Operating Officer and
Chief Financial Officer

ANGIOTECH PHARMACEUTICALS, INC.

By:	/s/ K. Thomas Bailey

Name:	K. Thomas Bailey

Its:	Vice President, Business Development